UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2011

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 Birch Street East Chapleau, Ontario, Canada	POM 1K0

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (705) 864-1095

Bio-Carbon Systems International Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{00202002. }

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of                                   Principal Officers

                (a)           Departure of Principal Officers

On June 27, 2011, Mr. Ryan Bignucolo resigned from his positions as President and Secretary and Mr. Benjamin Ward resigned from his positions as CFO and Treasurer of Joshua Gold Resources Inc. (the “Company”), which resignations were effective on that date.  Neither Mr. Bignucolo’s nor Mr. Ward’s resignations were the result of any disagreement between the Company and them on any matter relating to the Company’s operations, policies or practices. Mr. Bignucolo will continue to serve as a Director of the Company.  Mr. Ward will also continue to serve as a Director of the Company in addition to serving as the newly appointed Chief Executive Officer and President, as disclosed in further detail in paragraph (b) below.

(b)           Appointment of Principal Officers

On June 28, 2011, the Board of Directors of the Company appointed Mr. Benjamin Ward to serve as the Company’s Chief Executive Officer and President, until his successor is duly appointed and qualified.

Mr. Ward is a management professional who has gained extensive experience in international development and community development organizations over the course of his career. Mr. Ward has served as a member of the Company’s Board of Directors since June 4, 2010, and from December 23, 2010 through June 27, 2011, Mr. Ward served as the Company’s CFO and Treasurer.   From June 2009 through July 2011, Mr. Ward served as an Executive Director of KSM, a large community development organization in Oakville, Ontario, Canada.  Mr. Ward has extensive experience in international development, having served as the National Director of Economic Development for OMS from May 2005 through June 2009. Through his work with that organization, Mr. Ward gained project implementation experience, consulting on projects in over 40 countries.  Mr. Ward also served on the Advisory Board of Empower Global, a microfinance organization operating in Asia, Africa and the Caribbean, from September 2006 to July 2009.  Additionally, from 2006 to 2009, Mr. Ward served as a non-member advisory committee member of that organization.  Mr. Ward holds a (H)BA from Heritage Baptist and a Postgraduate Certificate of Management and Master of Business Administration with a dual concentration of finance and operations from the Bradford University School of Management located in England.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: June 30, 2011	By:	/S/ Benjamin Ward
Benjamin Ward President, Chief Executive Officer, and Director